NCI Building Systems Reports Second Quarter Fiscal 2014 Results

HOUSTON, June 10, 2014 -- NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the second quarter ended May 4, 2014.

Second Quarter Financial, Operational and Industry Highlights:

•	Sales increased 4.2% to $305.8 million, compared to the prior year’s second quarter

•	Sequential improvement in gross margin

•	Earnings negatively impacted by the effect of adverse weather and spending on growth initiatives

•	Bookings improved, driving a 6% year-over-year increase in backlog to $335 million

•	Net loss per diluted common share narrowed to $0.07

Norman C. Chambers, Chairman, President and Chief Executive, commented, "Although our second quarter performance was impacted by extreme winter weather in February and March, including disruption to our various manufacturing plants, bookings and backlog began to rebound at the end of the quarter. April and May bookings were up 8% and 28%, respectively, and the 6% growth in our backlog positions us well for the second half. I am encouraged by the improvement in market demand and the success of our value pricing initiatives.”

For the fiscal second quarter, sales grew 4.2% to $305.8 million from $293.4 million in the prior year's second quarter reflecting sales growth in all three operating segments.

Gross margin improved sequentially to 19.5% from 19.1% in the first quarter, but was lower on a year-over-year basis due to the continued negative impact of severe weather, which drove 22 plant closure days in 2014 compared to two in the comparable period last year. The benefits of pricing improvements in the quarter were offset by weather related inefficiencies in freight, material costs, manufacturing costs and unfavorable product mix.

Engineering, selling, general administrative (ESG&A) expenses rose 3.7% to $65.1 million from $62.8 million in the second quarter of 2013. Corporate expenses declined 12.7% in the second quarter compared to the same period last year and decreased 6% in the first half of fiscal 2014. However, the reduction in corporate expenses was offset by increased investments in certain growth initiatives, wage increases and costs associated with the ramp-up of our architectural insulated metal panel plant in Richmond, Virginia.

Cash and cash equivalents at the end of the second quarter were $12.5 million compared to $27.5 million in the comparable period last year and down from $77 million at the end of fiscal 2013. The decline from fiscal 2013 reflects the $24 million repurchase of treasury stock and seasonal investments in working capital during the first half of fiscal 2014. In addition, the $150 million ABL facility remains undrawn at the end of the second quarter. Net interest expense was $3.0 million compared to $6.1 million in the second quarter of 2013 as a result of last year’s refinancing of our term loan. Net loss per diluted common share of $0.07 improved versus a net loss per diluted common share of $0.28 in the second quarter of last year. The weighted average number of common shares used in the calculation of second quarter loss per diluted common share was 72.8 million. Prior to the May 2013 conversion of preferred shares to common shares, the weighted average number of common shares used in the calculation of second quarter 2013 loss per diluted common share was 19.4 million.

Adjusted EBITDA, a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s credit agreement was $6.3 million, down from $10.6 million in the prior year’s second quarter. Please see the reconciliation of Adjusted EBITDA to net income (loss) in the Company’s financial statements.

Fiscal Second Quarter 2014 Segment Performance

The Metal Coil Coatings group’s third party sales grew 16.5% year-over-year as coating and tolling sales increased for both the light gauge and heavy gauge product lines. Volume improvement was enhanced by favorable mix but the gain was offset by elevated steel costs associated with supply chain disruptions and increased marketing expenditures. Higher utility expenses related to inclement weather and cold temperatures also contributed to lower earnings.

The Metal Components group achieved a 5.1% increase in third party sales versus the prior year’s second quarter driven by growth in the legacy single skin products. Pricing was favorable compared to last year’s second quarter but operating income of $4.6 million declined 11.3%. The group had increased costs over the prior year due to investments in growth initiatives, the weather related decline in commercial and industrial insulated panel volumes and costs associated with the ramp-up of our Richmond, Virginia architectural insulated metal panel plant.

The Engineered Buildings group’s third party sales increased 1.6% compared to last year’s second quarter. We began to benefit from value pricing during the quarter and achieved improvement in sales margin and product mix but the gain was offset by weather induced lower volumes and increased freight expenses.

Market commentary

Despite weather related weakness in the first half of fiscal 2014, leading indicators for nonresidential construction activity continue to trend positive. Sustained demand in the industrial sector has led to falling vacancy rates for 14 consecutive quarters according to CBRE Econometric Advisors data. The first quarter of calendar 2014 ended with an 11.1% vacancy rate and 80% of all major industrial markets reporting positive absorption; a reflection of the breadth of the nascent industrial recovery.

The Institute for Supply Management’s Purchasing Manager’s Index (PMI) registered 55.4 in May, reflecting expansion in the manufacturing sector for the 12th consecutive month. The New Orders Index was 56.9 signaling growth in new orders for the 12th consecutive month and suggesting continued growth in capital spending.

The American Institute of Architects’ (AIA) Architecture Mixed Use Index, which declined in January and February recovered and crossed into expansionary territory at 50.7 in April. The index has been above 50 for 16 of the past 21 months, forecasting an increase in U.S. construction spending for the remainder of 2014. Furthermore, the new projects inquiry index increased from 57.9 in March to 59.1 in April, while the new design contract index, recently unveiled by AIA, scored 54.6 providing a strong signal of the direction of future architectural billings.

Finally, the April Federal Senior Loan Survey reflects continued growth of real nonresidential investment in structures as lending standards ease and demand for commercial and industrial projects strengthens.

Summary/Outlook

“Although our performance in the first half of fiscal 2014 was significantly impacted by severe winter weather, our bookings and backlog have continued to improve both sequentially and as compared to last year, both in volumes and in expected margins. The level of inquiries is solid and legacy component sales for commercial and industrial application, a harbinger of the last cyclical recovery, are growing at a double digit pace. Also, the recent realignment of manufacturing operations is resulting in measurable improvement, especially in our Buildings group.”

“As we mentioned in our first quarter earnings release, we historically generate approximately 60% to 90% of our annual EBITDA in the second half of the year and we currently anticipate that our second half results will reflect this pattern. We continue to expect mid-single digit growth in low rise new nonresidential starts for our fiscal 2014,” Mr. Chambers concluded.

For additional information, please see the CFO Commentary at www.ncibuildingsystems.com under the tab Quarterly Earnings and Transcripts.

Conference Call Information

The NCI Building Systems, Inc. first quarter conference call is scheduled for Wednesday, June 11, 2014, at 9:00 AM ET. Please dial 1-888-329-8893 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped replay, please dial 1-888-203-1112 and the passcode 1277255# when prompted. The taped replay will be available two hours after the call through June 18, 2014.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Contact:

Layne de Alvarez

Vice President, Investor Relations

281-897-7710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service or refinance the Company's debt and obtain future financing; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; operational limitations or restrictions in connection with our debt; recognition of asset impairment charges; the ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; commodity price increases and/or limited availability of raw materials, including steel; increases in energy prices, competitive activity and pricing pressure; challenging economic conditions affecting the non-residential construction industry; volatility in the U.S. economy and abroad generally, and in the credit markets; costs related to environmental clean-ups and liabilities; changes in laws or regulations, including the Dodd-Frank Act; the dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by the selling stockholders; substantial governance and other rights held by the selling stockholders; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting the Company to liabilities and possible losses, which may not be covered by insurance; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended November 3, 2013, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

 NCI BUILDING SYSTEMS, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands, except per share data)

 (Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 4,	April 28,	May 4,	April 28,
	2014	2013	2014	2013

Sales	$305,800	$293,399	$616,466	$590,983
Cost of sales, excluding gain on insurance recovery	246,527	232,562	498,955	469,277
Gain on insurance recovery	(324)	-	(1,311)	-
Gross profit	59,597	60,837	118,822	121,706
	19.5%	20.7%	19.3%	20.6%

Engineering, selling, general and administrative expenses	65,110	62,782	127,503	123,253
Loss from operations	(5,513)	(1,945)	(8,681)	(1,547)

Interest income	24	42	50	72
Interest expense	(3,059)	(6,191)	(6,185)	(12,465)
Other income, net	586	246	90	640

Loss before income taxes	(7,962)	(7,848)	(14,726)	(13,300)
Benefit from income taxes	(3,057)	(2,506)	(5,563)	(4,331)
	38.4%	31.9%	37.8%	32.6%

Net loss	$(4,905)	$(5,342)	$(9,163)	$(8,969)

Net loss applicable to common shares	$(4,905)	$(5,342)	$(9,163)	$(8,969)

Loss per common share:
Basic	$(0.07)	$(0.28)	$(0.13)	$(0.46)
Diluted	$(0.07)	$(0.28)	$(0.13)	$(0.46)

Weighted average number of common shares outstanding:
Basic	72,838	19,416	73,177	19,326
Diluted	72,838	19,416	73,177	19,326

Increase in sales	4.2%		4.3%

Gross profit percentage	19.5%	20.7%	19.3%	20.6%

Engineering, selling, general and administrative
expenses percentage	21.3%	21.4%	20.7%	20.9%

 NCI BUILDING SYSTEMS, INC.

 CONSOLIDATED BALANCE SHEETS

 (In thousands)

	May 4,	November 3,
	2014	2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,468	$77,436
Accounts receivable, net	109,651	135,368
Inventories, net	136,245	122,105
Deferred income taxes	33,619	27,736
Income tax receivable	1,114	1,112
Prepaid expenses and other	20,986	19,300
Investments in debt and equity securities, at market	5,249	4,892
Assets held for sale	5,408	2,879
Total current assets	324,740	390,828

Property, plant and equipment, net	252,966	260,918
Goodwill	75,226	75,226
Intangible assets, net	46,949	48,975
Deferred financing costs, net	3,799	4,316
Total assets	$703,680	$780,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$2,384	$2,384
Note payable	1,461	613
Accounts payable	100,949	144,553
Accrued compensation and benefits	41,128	40,954
Accrued interest	1,731	1,844
Other accrued expenses	56,012	61,266
	203,665	251,614

Long-term debt, net	234,195	235,391
Deferred income taxes	31,425	32,185
Other long-term liabilities	8,267	8,315
Total long-term liabilities	273,887	275,891

Common stock	1,460	1,471
Additional paid-in capital	625,370	638,574
Accumulated deficit	(391,898)	(382,735)
Accumulated other comprehensive loss	(4,657)	(4,436)
Treasury stock, at cost	(4,147)	(116)
Total stockholders' equity	226,128	252,758

Total liabilities and stockholders' equity	$703,680	$780,263

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Six Months Ended
	May 4,	April 28,
	2014	2013

Cash flows from operating activities:
Net loss	$(9,163)	$(8,969)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	17,708	17,932
Deferred financing cost amortization	592	2,171
Share-based compensation expense	5,742	6,887
Gain on insurance recovery	(1,311)	-
Provision for doubtful accounts	585	1,100
Benefit from deferred income taxes	(5,884)	(4,772)
Excess tax benefits from share-based compensation arrangements	(760)	-
Changes in operating assets and liabilities:
Accounts receivable	25,132	19,812
Inventories	(14,140)	(19,764)
Income tax receivable	(2)	(381)
Prepaid expenses and other	862	286
Accounts payable	(43,610)	(15,425)
Accrued expenses	(6,473)	(2,389)
Other, net	214	(278)

Net cash used in operating activities	(30,508)	(3,790)

Cash flows from investing activities:
Capital expenditures	(10,004)	(12,715)
Proceeds from insurance	1,311	-

Net cash used in investing activities	(8,693)	(12,715)

Cash flows from financing activities:
Proceeds from stock options exercised	-	674
Decrease in restricted cash	-	1,375
Payments on term loan	(1,196)	(10,375)
Payments on note payable	(547)	(593)
Proceeds from Amended ABL Facility	47,000	17,000
Payments on Amended ABL Facility	(47,745)	(17,633)
Payment of financing costs	(75)	(97)
Excess tax benefits from share-based compensation arrangements	760	948
Purchase of treasury stock	(23,743)	(2,369)

Net cash used in financing activities	(25,546)	(11,070)
Effect of exchange rate changes on cash and cash equivalents	(221)	(45)
Net decrease in cash and cash equivalents	(64,968)	(27,620)

Cash and cash equivalents at beginning of period	77,436	55,158

Cash and cash equivalents at end of period	$12,468	$27,538

 NCI BUILDING SYSTEMS, INC.

Business Segments

(In thousands)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	May 4, 2014		April 28, 2013		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$54,307	15	$49,790	14	$4,517	9.1%
Metal components	155,085	43	147,163	43	7,922	5.4%
Engineered building systems	149,411	42	148,095	43	1,316	0.9%
Total sales	358,803	100	345,048	100	13,755	4.0%
Less: Intersegment sales	53,003	15	51,649	15	1,354	2.6%
Total net sales	$305,800	85	$293,399	85	$12,401	4.2%

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$3,893	7	$4,755	10	$(862)	-18.1%
Metal components	4,559	3	5,137	3	(578)	-11.3%
Engineered building systems	36	0	4,196	3	(4,160)	-99.2%
Corporate	(14,001)	-	(16,033)	-	2,032	12.7%
Total operating income (loss) (% of sales)	$(5,513)	(2)	$(1,945)	(1)	$(3,568)	-183.5%

	Fiscal Six Months Ended		Fiscal Six Months Ended		$	%
	May 4, 2014		April 28, 2013		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$108,574	15	$99,061	14	$9,513	9.6%
Metal components	313,278	43	301,067	43	12,211	4.1%
Engineered building systems	301,648	42	295,661	43	5,987	2.0%
Total sales	723,500	100	695,789	100	27,711	4.0%
Intersegment sales	107,034	15	104,806	15	2,228	2.1%
Total net sales	$616,466	85	$590,983	85	$25,483	4.3%

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$10,388	10	$10,297	10	$91	0.9%
Metal components	8,670	3	11,209	4	(2,539)	-22.7%
Engineered building systems	1,676	1	8,237	3	(6,561)	-79.7%
Corporate	(29,415)	-	(31,290)	-	1,875	6.0%
Total operating income (loss) (% of sales)	$(8,681)	(1)	$(1,547)	(0)	$(7,134)	-461.2%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL THREE MONTHS ENDED MAY 4, 2014 AND APRIL 28, 2013

(In thousands)

(Unaudited)

	Fiscal Three Months Ended May 4, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$3,893	$4,559	$36	$(14,001)	$(5,513)
Gain on insurance recovery	(324)	-	-	-	(324)
Secondary offering costs	-	-	-	50	50
Adjusted operating income (loss) (1)	$3,569	$4,559	$36	$(13,951)	$(5,787)

	Fiscal Three Months Ended April 28, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis (2)	$4,755	$5,137	$4,196	$(16,033)	$(1,945)

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

(2)	The Company did not incur any special charges during the three months ended April 28, 2013.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL SIX MONTHS ENDED MAY 4, 2014 AND APRIL 28, 2013

(In thousands)

(Unaudited)

	Fiscal Six Months Ended May 4, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$10,388	$8,670	$1,676	$(29,415)	$(8,681)
Gain on insurance recovery	(1,311)	-	-	-	(1,311)
Secondary offering costs	-	-	-	754	754
Adjusted operating income (loss) (1)	$9,077	$8,670	$1,676	$(28,661)	$(9,238)

	Fiscal Six Months Ended April 28, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$10,297	$11,209	$8,237	$(31,290)	$(1,547)

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

(2)	The Company did not incur any special charges during the six months ended April 28, 2013.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS ("ADJUSTED EBITDA")

(In thousands)

(Unaudited)

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	July 28,	November 3,	February 2,	May 4,	May 4,
	2013	2013	2014	2014	2014
Net income (loss)	$(12,192)	$8,276	$(4,258)	$(4,905)	$(13,079)
Add:
Depreciation and amortization	9,066	9,012	8,767	8,941	35,786
Consolidated interest expense, net	5,130	3,334	3,100	3,035	14,599
Provision (benefit) for income taxes	(9,933)	5,410	(2,506)	(3,057)	(10,086)
Debt extinguishment costs, net	21,491	-	-	-	21,491
Gain on insurance recovery	-	(1,023)	(987)	(324)	(2,334)
Unreimbursed business interruption costs	-	500	-	-	500
Secondary offering costs	-	-	704	50	754
Non-cash charges:
Share-based compensation	3,448	4,565	3,179	2,563	13,755
Embedded derivative	(50)	-	-	-	(50)

Adjusted EBITDA (1)	$16,960	$30,074	$7,999	$6,303	$61,336

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	July 29,	October 28,	January 27,	April 28,	April 28,
	2012	2012	2013	2013	2013
Net income (loss)	$(3,267)	$6,270	$(3,627)	$(5,342)	$(5,966)
Add:
Depreciation and amortization	7,248	10,355	9,122	8,809	35,534
Consolidated interest expense, net	4,159	6,226	6,244	6,149	22,778
Provision (benefit) for income taxes	(663)	3,379	(1,825)	(2,506)	(1,615)
Acquisition-related costs	2,946	153	-	-	3,099
Debt extinguishment costs, net	6,437	-	-	-	6,437
Executive retirement	-	-	-	-	-
Non-cash charges:
Share-based compensation	2,090	3,116	3,442	3,445	12,093
Asset impairments (recoveries)	(22)	13	-	-	(9)
Embedded derivative	(5)	(5)	(5)	(4)	(19)

Adjusted EBITDA (1)	$18,923	$29,507	$13,351	$10,551	$72,332

(1)	The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

ADJUSTED NET LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 4,	April 28,	May 4,	April 28,
	2014	2013	2014	2,013
Net loss per diluted common share, GAAP basis	$(0.07)	$(0.28)	$(0.13)	$(0.46)
Gain on insurance recovery, net of taxes	(0.00)	-	(0.01)	-
Secondary offering costs, net of taxes	0.00	-	0.01	-
Foreign exchange loss (gain), net of taxes	(0.00)	-	0.00	-
Adjusted net loss per diluted common share (1)	$(0.07)	$(0.28)	$(0.13)	$(0.46)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 4,	April 28,	May 4,	April 28,
	2014	2013	2014	2013
Net loss applicable to common shares, GAAP basis	$(4,905)	$(5,342)	$(9,163)	$(8,969)
Gain on insurance recovery, net of taxes	(199)	-	(807)	-
Secondary offering costs, net of taxes	31	-	465	-
Foreign exchange loss (gain), net of taxes	(211)	-	325	-
Adjusted net loss applicable to common shares (1)	$(5,284)	$(5,342)	$(9,180)	$(8,969)

(1)	The Company discloses a tabular comparison of Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares should not be considered in isolation or as a substitute for net loss per diluted common share and net loss applicable to common shares as reported on the face of our consolidated statement of operations.

 NCI Building Systems, Inc.

 Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(In thousands)

(Unaudited)

	Fiscal		Fiscal			%
	2nd Qtr 2014		2nd Qtr 2013		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$54,307	15%	$49,790	14%	4,517	9.1%
Less: Intersegment sales	28,799		27,903		896	3.2%
Third Party Sales	$25,508	9%	$21,887	7%	3,621	16.5%

Operating Income (Loss)	$3,893	15%	$4,755	22%	(862)	-18.1%

Metal Components
Total Sales	$155,085	43%	$147,163	43%	7,922	5.4%
Less: Intersegment sales	19,351		17,982		1,369	7.6%
Third Party Sales	$135,734	44%	$129,181	44%	6,553	5.1%

Operating Income (Loss)	$4,559	3%	$5,137	4%	(578)	-11.3%

Engineered Building Systems
Total Sales	$149,411	42%	$148,095	43%	1,316	0.9%
Less: Intersegment sales	4,853		5,764		(911)	-15.8%
Third Party Sales	$144,558	47%	$142,331	49%	2,227	1.6%

Operating Income (Loss)	$36	0%	$4,196	3%	(4,160)	-99.1%

Consolidated
Total Sales	$358,803	100%	$345,048	100%	13,755	4.0%
Less: Intersegment	53,003		51,649		1,354	2.6%
Third Party Sales	$305,800	100%	$293,399	100%	12,401	4.2%

Operating Income (Loss)	$(5,513)	-2%	$(1,945)	-1%	(3,568)	183.4%

	Fiscal YTD		Fiscal YTD			%
	2nd Qtr 2014		2nd Qtr 2013		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$108,574	15%	$99,061	14%	9,513	9.6%
Less: Intersegment sales	58,476		57,953		523	0.9%
Third Party Sales	$50,098	8%	$41,108	7%	8,990	21.9%

Operating Income (Loss)	$10,388	21%	$10,297	25%	91	0.9%

Metal Components
Total Sales	$313,278	43%	$301,067	43%	12,211	4.1%
Less: Intersegment sales	38,198		35,358		2,840	8.0%
Third Party Sales	$275,080	45%	$265,709	45%	9,371	3.5%

Operating Income (Loss)	$8,670	3%	$11,209	4%	(2,539)	-22.7%
	(0)
Engineered Building Systems
Total Sales	$301,648	42%	$295,661	42%	5,987	2.0%
Less: Intersegment sales	10,360		11,495		(1,135)	-9.9%
Third Party Sales	$291,288	47%	$284,166	48%	7,122	2.5%

Operating Income (Loss)	$1,676	1%	$8,237	3%	(6,561)	-79.7%

Consolidated
Total Sales	$723,500	100%	$695,789	100%	27,711	4.0%
Less: Intersegment sales	107,034		104,806		2,228	2.1%
Third Party Sales	$616,466	100%	$590,983	100%	25,483	4.3%

Operating Income (Loss)	$(8,681)	-1%	$(1,547)	0%	(7,134)	461.2%